Exhibit 10.5
                              EMPLOYMENT AGREEMENT



     This Employment Agreement is effective as of the 27th day of April, 1998 ("Effective Date"), by, between and among Crouse Cartage Company, an Iowa corporation ("Crouse"), David D. Taggart ("Employee") and TransFinancial Holdings, Inc., a Delaware corporation ("TFH").

RECITALS


     1. Crouse is engaged in the business of transporting freight by motor vehicle, and desires to continue the employment of Employee as an executive officer on the terms and conditions hereinafter set forth.

     2. Employee for a number of years has been an executive officer of Crouse and TFH and other freight transportation companies, has expertise in that business, and desires to continue employment with Crouse and TFH on the terms and conditions hereinafter set forth.

     3. TFH is the sole shareholder of Crouse and, to induce employee to enter into the Agreement with Crouse and TFH, has agreed to pay and provide to Employee the compensation and other benefits hereinafter set forth.

     4. The parties desire to here set forth all of the terms and provisions of their agreements relating to the employment of Employee.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises herein contained, the parties agree as follows:

AGREEMENTS

     1.   Employment.    Crouse and TFH hereby employs Employee as its Chairman

and Chief Executive of Crouse and Executive Vice President of TFH, and Employee accepts such employment and position. Employee is an employee at will, and his employment by Crouse and TFH may be terminated at any time, and for any reason, or no reason; provided, however, that until such termination and, in some instances, thereafter, as provided in paragraph 8.c. hereof, Employee shall be entitled to the compensation and other benefits herein provided unless and until the parties hereto shall otherwise agree in writing.

     2.   Employee's Duties and Responsibilities.  Employee shall be the

President and Chief Executive of Crouse and Executive Vice President of TFH, and shall report directly to its board of directors and the Chief Executive Officer of TFH. Employee's duties on behalf of Crouse shall be the usual and customary duties and responsibilities of a chief executive officer, and he shall to the best of his ability perform the same and such other lawful duties as shall be from time to time assigned to him by the board of directors and the Chief Executive Officer of TFH so long as the same are not inconsistent with his position. During the term of this Employment Agreement, Employee agrees to devote his entire skill, attention, loyalty and diligence to serving and promoting the business of Crouse and TFH, and agrees that he shall not, directly or indirectly, during the term of this Agreement, engage or participate in any other activities for profit or in conflict with the interest of Crouse; provided, however, that Employee shall be entitled to devote reasonable time to his personal investments and affairs.

     3.   Base Compensation.  During the term of this Employment Agreement,

Employee shall be paid base compensation at the rate of $143,000 per year, in semi-monthly installments, or in installments otherwise applicable to compensation paid to the executive officers of Crouse, subject to withholding for applicable federal, state, local, social security and unemployment taxes, and any other withholding required by law or contract. Such base compensation shall be paid by TFH, but Crouse agrees to reimburse TFH for such amount, and the amount of Incentive Compensation hereinafter provided. Base Compensation and Incentive Compensation shall be reviewed annually and may be increased by agreement of the parties.

     4.   Incentive Compensation.  For each year or portion thereof during the term hereof, from and after the Effective Date, Employee shall be entitled to receive incentive compensation equal to such percentage (which may exceed 100%) of $62,000 as shall be determined in accordance with Exhibit A hereto. Such incentive compensation shall be computed within 30 days after receipt of the report of TFH's independent auditors on the consolidated net income of TFH. The amount so computed shall be paid to Employee within 30 days of such determination. Such Incentive Compensation shall not be less, for 1998 and 1999, than is provided in existing compensation arrangements with Employee.

     5.   Benefits.  In addition to base compensation and incentive

compensation, Employee shall be entitled to the following:

          a. The exclusive use of an automobile owned by Crouse which is to be replaced every four years or earlier at such time as such automobile has been driven 80,000 miles. Employee shall have the option, but not the obligation, to purchase any of such automobiles, at the time of replacement thereof, at the depreciated net book value thereof on the books of Crouse.

          b. Medical insurance to the extent provided by TFH or Crouse to its other executive officers.

          c. Long-term disability to the extent provided by TFH to its officers, currently two-thirds of base compensation from the 181st day of disability through age 65, fully integrated with social security and with a maximum of $10,000 per month.
          d. Life insurance to the extent provided by TFH or Crouse to its other executive officers.

          e. Supplemental benefits in accordance with the Supplemental Benefit Agreement dated September 30, 1995.

          f. Three weeks paid vacation per year through 2000, and four weeks per year thereafter.

          g. Participation in the defined contribution pension plan maintained by Crouse, as amended from time to time, all of which is vested by virtue of Employee's prior service with another affiliate of TFH.

          h. Participation in whatever 401(k) Plan is from time to time sponsored by Crouse, if any.

          i. In the event of a change of control of TFH or Crouse as defined in the Agreement dated September 30, 1995 Employee shall be entitled to the rights and benefits provided therein, and shall be additionally entitled to
     (a) purchase the automobile then being provided to him, at the depreciated net book value thereof on the books of Crouse, and (b) sell to Crouse, and require Crouse to purchase, Employee's residence in Carroll, Iowa, for an amount, payable in cash, equal to the greater of Employee's cost therein or the fair market value thereof.

          j. Such stock options as TFH shall from time to time grant to Employee pursuant to Stock Option Plans from time to time in effect.

          k. The right to sell to Crouse, and require Crouse to purchase, Employee's residence in Carroll, Iowa, for an amount, payable in cash, equal to the greater of Employee's cost therein, or the fair market value thereof, if Crouse or TFH shall direct Employee to relocate from Carroll, Iowa.

          l. In general, Employee shall be entitled to participate in all welfare and benefit plans from time to time maintained by TFH or Crouse generally for its executive officers, subject to amendment or termination thereof and subject to all legal constraints, including discrimination in favor of highly compensated employees.

     6.   Confidentiality.  Employee agrees that he shall not, at any time during or following the term of his employment hereunder, directly or indirectly use, disseminate, divulge or disclose, for any purpose whatsoever, any Confidential Information (as hereinafter defined) which has been given to or obtained by him as a result of his employment. For purposes of this paragraph, Confidential Information shall include the identity and location of customers, financing, accounts, systems, procedures, policies, manuals, trade secrets and other information peculiar to the operations of Crouse and not known to the public in general. In the event of a breach or threatened breach of any of the provisions of this paragraph, or the following paragraph, either Crouse, or TFH, in addition to and not in limitation of any other rights, remedies or damages available at law or in equity, shall be entitled to a restraining order and injunction in order to prevent or restrain any such breach.

     7.   Non-Competition.  Employee agrees that, during the term of this

Agreement and for a period of two years from and after the termination of his employment with Crouse, for whatever reason, he shall not, directly or indirectly:

          a. Solicit of divert business from any customer or Crouse or any other business owned directly or indirectly by Crouse or TFH and with respect to which Employee has responsibility; or

          b. Solicit for employment or employ any person who in the prior six months has been an employee of Crouse or TFH or any other such business; or

          c. Individually or through any corporation, partnership, joint venture, trust, limited liability company or person, engage in any business competitive with the business then being conducted by Crouse, or any other business owned directly or indirectly by Crouse or TFH and with respect to which Employee has responsibility, at any place and in any state in which Crouse or such other business is then conducting its business, except by mutual written consent of TFH and the Employee.

     8.   Termination of Employment.


          a. The employment of Employee under this Employment Agreement will be terminated:

               (i)   Upon the death of Employee;

               (ii) In the event Employee becomes permanently disabled. For the purpose of this Employment Agreement, Employee will be considered to be permanently disabled if, by a mental or physical incapacity, it is impossible for Employee to render, for 130 consecutive days or more to Crouse the Employee's Duties and Responsibilities provided in paragraph 2 hereof. Such determination shall be made by a licensed medical doctor designated by TFH or Crouse and reasonably acceptable to Employee or on evidence that the Employee is eligible for Social Security disability payments. Total and permanent Disability shall exclude disability arising from:

                    (a) Chronic or excessive use of intoxicants, drugs or narcotics; or

                    (b) Intentionally self-inflicted injury or intentionally self-induced sickness.

               (iii) By the mutual written agreement of Employee and TFH or Crouse; or

               (iv) Within a reasonable period of time following a determination by TFH that "cause" exists for such termination and the delivery by TFH to Employee of a written notice specifying with factual specificity the actions of Employee which justify TFH's determination that cause exists to terminate Employee's employment pursuant to Paragraph 8(b) herein. Delivery of such notice shall not be determinative of whether cause does or does not in fact exist for purposes of termination of Employee's employment.

          b. For purposes hereof, the term "cause" is defined as (1) a material breach by Employee of his obligations under this Employment Agreement (other than as a result of death, disability or normal retirement) which is demonstrably willful and deliberate on Employee's part, committed in bad faith, or without reasonable belief that such breach is in the best interest of TFH or Crouse and is not remedied within a reasonable period of time after receipt of written notice specifying the breach; (2) conviction of Employee of a felony; (3) fraud committed by Employee against TFH or Crouse or misappropriation by Employee of the assets of either thereof, or (4) breach of Employee's duty of loyalty to other fiduciary duty or obligation to TFH or Crouse which is not remedied within a reasonable period of time after receipt of written notice specifying the same.

          c. If employment is terminated by TFH or Crouse without cause, TFH shall pay within fourteen (14) days following the date of such termination an amount equal to then existing Base Compensation for two (2) years.

     9.   Burden and Benefit.  This Agreement shall be binding upon, and shall inure to the benefit of, Crouse, TFH and Employee, and their respective heirs, personal and legal representatives, successors and assigns, provided that no party hereto may assign its rights or obligations hereunder.

     10.  Governing Law.  It is understood and agreed that the construction and interpretation of this Agreement shall at all times and in all respects be governed by the laws of the State of Kansas.

     11.  Severability.  The provisions of this Agreement (including particularly, but not limited to, the provisions of Paragraphs 6 and 7 hereof) shall be deemed severable, and the invalidity or unenforceability of any one or more of the provisions hereof shall not affect the validity and enforceability of the other provisions hereof, and if any court shall determine any provision of Paragraphs 6 or 7 hereof to be unreasonably broad, the parties hereto agree that such provision(s) shall be deemed amended to the greatest breadth which such court shall find to be reasonable and enforceable.

     12.  Notices.  Any notice permitted or required to be given hereunder shall be sufficient and deemed given when in writing, and delivered or sent by certified or registered mail, return receipt requested, first-class postage prepaid, to his last known residence in the case of Employee, and to its principal office in the case of Crouse and TFH.

     13.  Attorney Fees.  If any party to this Agreement files suit or takes legal action to enforce or avoid its provisions, the losing party shall pay the prevailing parties' reasonable attorney fees.

     14.  Entire Agreement.  This Agreement and the Exhibit hereto contain the entire agreement and understanding among Crouse, TFH, and Employee with respect to the employment herein referred to, and no representations, promises, agreements or understandings, written or oral, not herein contained, shall be of any force or effect. No change or modification hereof shall be valid or binding unless the same is in writing and signed by the party intended to be bound. No waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the party against whom such waiver is sought to be enforced; moreover, no valid waiver of any provision of this Agreement at any time shall be deemed a waiver of any other provision of this Agreement at such time or be deemed a valid waiver of such provision at any other time. This Agreement replaces and supercedes an earlier Employment Agreement among the parties dated September 30, 1995, but does not in any way, except as set forth in subparagraph 5(i) and 5(k) hereof, alter, amend or modify the agreements referred to therein as Exhibit A and B thereto.

     IN WITNESS WHEREOF, Crouse, TFH and Employee have duly executed this Agreement as of the day and year first above written.


                                   CROUSE CARTAGE COMPANY
Attest:

By:   /s/Larry Pendleton                  By:   /s/Mark A. Foltz



Witness:

By:   /s/Larry Pendleton                  By:   /s/David D. Taggart

                                      David D. Taggart

                                   TRANSFINANCIAL HOLDINGS, INC.
Attest:

By:   /s/Larry Pendleton                  By:   /s/Timothy P. O'Neil

                                      President
                                   EXHIBIT A



     (a) Except as set forth in subparagraph (b) hereof, no Incentive Compensation shall be earned unless the net income of TFH (consolidated) or Crouse, for each full or partial year during the term of the Employment Agreement, shall equal at least 80% of budget (the "Threshold"). If the Threshold with respect to Crouse is met, 26.67% of Incentive Compensation shall be deemed earned, and such amount shall be increased by 2% for each whole percentage point by which the net income of Crouse exceeds 80% of budget. If the Threshold with respect to TFH is met, 6.67% of Incentive Compensation shall be deemed earned, and such amount shall be increased by 0.5% for each whole percentage point by which the consolidated net income of TFH exceeds 80% of budget.

     (b) An amount not to exceed 16.67% of Incentive Compensation may be awarded if, in the sole judgment of the Chief Executive Officer of TFH, such adjustment is necessary to properly reflect Employee's contribution.